As filed with the Securities and Exchange Commission on June 19, 2006

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CATERPILLAR INC.

Delaware (State or other jurisdiction of incorporation or organization)	37-0602744 (I.R.S. Employer Identification No.)

100 NE Adams Street
Peoria, Illinois 61629
(309) 675-4429

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James B. Buda
Vice President, Secretary and General Counsel
Caterpillar Inc.
100 NE Adams Street
Peoria, Illinois 61629
(309) 675-4429

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

David A. Schuette
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, IL 60606-4637
(312)782-0600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to Be registered	Proposed maximum aggregate price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $1.00 per share	5,341,902 shares	$66.74	$356,518,540	$38,148

(1)             Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of a share of Caterpillar Inc. Common Stock, as reported on the New York Stock Exchange—Composite Transactions System on June 14, 2006.

PROSPECTUS

Caterpillar Inc.

Common Stock

This prospectus relates solely to the resale of up to an aggregate of 5,341,902 shares of common stock of Caterpillar Inc. (“Caterpillar,” “we,” “us,” or “our”) by the selling stockholders identified in this prospectus. These shares consist of shares of our common stock that we issued in connection with the acquisition of Progress Rail Services, Inc. (“Progress”).

The selling stockholders identified in this prospectus may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 4. The holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The registration of these shares for resale does not necessarily mean that the selling stockholders will sell any of their shares.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

The shares of our common stock are listed on the New York Stock Exchange under the symbol “CAT.” On June 16, 2006, the last reported sale price of our shares was $70.55 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section of our Annual Report on Form 10-K that is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 19, 2006

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this prospectus and the documents incorporated by reference herein are based on the beliefs and assumptions of Caterpillar’s management and on information currently available. Forward-looking statements include information about possible or assumed future results of operations in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Caterpillar’s most recent Annual Report on Form 10-K, and other statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements, including factors described from time to time in Caterpillar’s various public filings incorporated by reference herein. The forward-looking statements in this prospectus and the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and Caterpillar undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

CATERPILLAR

Caterpillar, through its employees and independent dealers, designs, manufactures, markets, finances and provides support for Caterpillar machines and engines. We believe our products make progress possible around the world. More information about Caterpillar is available on our web site at http://www.CAT.com. Information on our web site is not incorporated by reference into this prospectus.

Our products and services fall into three principal lines of business:

Machinery—A principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery - track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Also includes logistics services for other companies.

Engines—A principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Reciprocating engines meet power needs ranging from 5 to over 21,500 horsepower (4 to over 16 000 kilowatts). Turbines range from 1,600 to 20,500 horsepower (1 200 to 15 000 kilowatts).

Financial Products —A principal line of business consisting primarily of Caterpillar Financial Services Corporation (Cat Financial), Caterpillar Insurance Holdings, Inc. (Cat Insurance), Caterpillar Power Ventures Corporation (Cat Power Ventures) and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines, as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

Our principal executive offices are located at 100 NE Adams Street, Peoria, Illinois 61629, and our phone number is (309) 675-4429.

Recent developments

On June 19, 2006, we acquired Progress for approximately $805.5 million in cash and Caterpillar common stock and $200 million through the assumption of long-term debt. We paid approximately $426.9 million in cash, and issued 5,341,902 shares of our common stock to Progress’ stockholders (including cash and shares of our common stock deposited in escrow). We issued the shares pursuant to an exemption from the registration requirements of the Securities Act of 1933. Under the merger agreement dated as of May 16, 2006 (as amended), we agreed to register for resale the shares of our common stock issued in connection with the merger. Pursuant to that agreement, we have filed with the Securities and Exchange Commission a registration statement, of which this prospectus is a part, to register those shares for resale. We are obligated to maintain the effectiveness of such registration statement for up to two years following the closing of the Progress acquisition.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered for sale in this prospectus by the selling stockholders. The selling stockholders will receive all of the net proceeds from these sales.

SELLING STOCKHOLDERS

On June 19, 2006, we issued 5,341,902 shares of our common stock to Progress’ stockholders in connection with our acquisition of Progress. A portion of these shares were deposited with an escrow agent and may be delivered to the former stockholders of Progress not later than March 2008. Each purchaser represented to us that it was acquiring the shares in the ordinary course of business and for its own account, and that it did not have any agreement or understanding with any person or entity to distribute any of the shares so acquired, other than in private transactions to affiliates or equity owners in transactions exempt from registration.

The term “selling stockholder” also includes any transferees, pledgees, donees, or other successors in interest to any of the selling stockholders named in the table below. The information concerning the selling stockholders may change from time to time, and any changes and the names of any transferees, pledgees, donees, and other successors in interest will be set forth in supplements to this prospectus as required. None of the selling stockholders owns 1% or more of our outstanding common stock.

The following table sets forth information, as of June 1, 2006, with respect to each selling stockholder:

•       the number of shares of our common stock owned by the selling stockholder prior to any sales pursuant to this prospectus (including shares deposited in escrow as described above); and

•       the number of shares of our common stock that the selling stockholder may offer and sell pursuant to this prospectus.

Because the selling stockholders may offer all or less than all of our common stock covered by this prospectus, we cannot estimate the amount of our common stock that will be held by the selling stockholders upon completion of the offering. The information is based on information provided by or on behalf of the selling stockholders.

Name	Number of Shares Owned Prior to the Offering	Number of Shares Offered Hereby
One Equity Partners LLC(1)	64,751	64,751
OEP Holding Corporation(1)	1,575,603	1,575,603
Wilson Progress Rail LLC(2)	673,945	673,945
PRS Investments LP(3)	1,540,448	1,540,448
Boyer Progress Rail LLC(4)	96,277	96,277
Lee Gardner	91,209	91,209
William Cosgrove	10,458	10,458
Jerry Davis	10,458	10,458
Sidney H. Evans, Jr.	10,458	10,458
Richard M. and Elizabeth S. Cashin	196,117	196,117
L. Christopher Saenger III	3,921	3,921
Theodora Stojka	221	221
William P. Ainsworth	171,167	171,167
John Daniel Garrett	100,306	100,306
David R. Roeder	83,365	83,365
John Robert Grace	87,599	87,599

Name	Number of Shares Owned Prior to the Offering	Number of Shares Offered Hereby
Jackie A. Nesmith	83,365	83,365
Glen E. Lehmann	93,953	93,953
Robert C. Roberts	46,051	46,051
P. Douglas Creech	29,244	29,244
J. Duane Cantrell	25,008	25,008
Martin Haycraft	20,841	20,841
Patrick A. Jansen	16,672	16,672
H. Michael Smith	20,905	20,905
Michael Hollingsworth	18,789	18,789
Evelyn Jean Savage	20,905	20,905
Maurice Dew	19,212	19,212
Thomas P. Russell	21,752	21,752
Gregory Marceaux	23,021	23,021
John M. Kennedy	23,021	23,021
Pamela Just	7,618	7,618
Howard J. Bush	37,901	37,901
Jack Schebo	25,138	25,138
Arnold Monteleone	12,504	12,504
Jimmy Lawley	10,452	10,452
Edward O’Neal	10,621	10,621
Francis Larkin	8,335	8,335
Laine Spruiell	10,452	10,452
Wade B. Brown	10,452	10,452
James E. Hartwell	16,801	16,801
Harold A. Stamps, Jr.	8,335	8,335
Robert E. Powell(5)	4,225	4,225
Total	5,341,876	5,341,876

(1)             One Equity Partners LLC and OEP Holding Corporation are ultimately controlled by JPMorgan Chase & Co., a publicly traded company, who may therefore be deemed the beneficial owner of the shares being offered by One Equity Partners LLC and OEP Holding Corporation.

(2)             Gary L. Wilson, Barbara Thornhill, Derek Wilson, Christopher Wilson and the Wilson-Thornhill Foundation (which is controlled by Gary L. Wilson and Barbara Thornhill) are the Members of Wilson Progress Rail LLC and may therefore be deemed the beneficial owner of the shares being offered by Wilson Progress Rail LLC.

(3)    PRS Associates, LLC is the General Partner of PRS Investments, LP.  Kashif F. Sheikh, Jonathan D. Jaffrey and Paul Hiyake are Members of PRS Associates LLC and may therefore be deemed the beneficial owners of the shares being offered by PRS Investments LP

(4)             Alfred D. Boyer is the Managing Member of Boyer Progress Rail LLC and may therefore be deemed the beneficial owner of the shares being offered by Boyer Progress Rail LLC.

(5)    Mr. Powell is the beneficial owner of an additional 300 shares held in an individual retirement account.

PLAN OF DISTRIBUTION

The shares of common stock being registered may be sold from time to time directly by the selling stockholders or, alternatively, through underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, then the selling stockholders who sell those shares will be responsible for underwriting discounts or commissions. The selling stockholders may, from time to time, sell any or all of their common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions)

•  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale,;

•  in the over-the-counter market;

•  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•  in privately negotiated transactions;

•  through put or call option transactions, whether such options are listed on an options exchange or otherwise;

•  through the settlement of short sales;

•  through a combination of any such methods of sale; or

•  through any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These commissions and discounts may exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer, donate, and distribute the shares of common stock in other circumstances, in which case the transferees, donees, pledgees, distributees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders also may transfer the shares of our common stock in private transactions, in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferees, donees, or other successors in interest as selling stockholders under this prospectus.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with those shares. In such event, any commissions received by those broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of our common stock.

The selling stockholders have advised us that they have not entered into any agreements or understandings with any underwriters or broker-dealers regarding the sale of their shares of our common stock. If we are notified by any selling stockholder that any material agreement or understanding has been entered into with a broker-dealer for the sale of shares of our common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to the merger agreement, we have agreed to indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF COMMON STOCK

The validity of our common stock to be offered by the selling stockholders is being passed upon for us by Bryon Koepke, our internal securities counsel.

WHERE YOU CAN FIND MORE INFORMATION

Caterpillar files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy that information at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549
1-800-732-0330

You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

The Securities and Exchange Commission also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers, including Caterpillar, that file electronically with the Securities and Exchange Commission. The address of that site is http:www.sec.gov.

The Securities and Exchange Commission allows Caterpillar to “incorporate by reference” information into this document. This means that Caterpillar can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that Caterpillar has previously filed with the Securities and Exchange Commission. The documents contain important information about Caterpillar and its financial condition.

Caterpillar’s Filings (File No. 001-00768)	Period
Annual Report on Form 10-K/A	Year ended December 31, 2005
Quarterly Report on Form 10-Q	Quarter ended March 31, 2006
Current Reports on Form 8-K	Filed on June 14, 2006 (two filings), June 8, 2006, May 16, 2006, February 22, 2006 and February 10, 2006

The description of Caterpillar’s Common Stock contained in Form S-3, filed with the Commission on May 6, 1991 (Registration No. 33-40393), including any amendment or report filed with the Commission for the purpose of updating such description.

Caterpillar also incorporates by reference additional documents that Caterpillar may file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain any of the documents incorporated by reference into this document through Caterpillar or from the Securities and Exchange Commission’s website at http://www.sec.gov. Documents incorporated by reference are available from Caterpillar without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into this document. You may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from Caterpillar as follows:

Caterpillar Inc.
Attention: Secretary
100 NE Adams Street
Peoria, Illinois 61629
Telephone: 309-675-1000

PART II

Information Not Required in Prospectus

Item 14.   Other Expenses of Issuance and Distribution

The following is a statement of the expenses payable by us in connection with the issuance and distribution of the common stock being registered hereby. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$38,148
Printing expenses	15,000
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Miscellaneous	11,852
Total	$110,000

Item 15.   Indemnification of Directors and Officers

Section 145 of the General Corporation Law of Delaware authorizes Caterpillar to indemnify its directors and officers under specified circumstances. Article V of Caterpillar’s Bylaws provides in effect that Caterpillar shall provide certain indemnification to such persons. Article Ninth of  Caterpillar’s Restated Certificate of Incorporation provides that a director shall not be liable to Caterpillar or its stockholders for any breach of fiduciary duty except in certain circumstances. Caterpillar has purchased directors’ and officers’ liability insurance in the amounts and subject to the conditions set forth in such policies.

Item 16.   Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.   Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, and the State of Illinois.

CATERPILLAR INC. (Registrant)
June 19, 2006	By:	/s/ JAMES B. BUDA
James B. Buda, Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

June 19, 2006	/s/ JAMES W. OWENS	Chairman of the Board, Director
	(James W. Owens)	and Chief Executive Officer
June 19, 2006	/s/ STU L. LEVENICK	Group President
(Stu L. Levenick)
June 19, 2006	/s/ DOUGLAS R. OBERHELMAN	Group President
(Douglas R. Oberhelman)
June 19, 2006	/s/ GERALD L. SHAHEEN	Group President
(Gerald L. Shaheen)
June 19, 2006	/s/ GERARD R. VITTECOQ	Group President
(Gerard R. Vittecoq)
June 19, 2006	/s/ STEVEN H. WUNNING	Group President
(Steven H. Wunning)
June 19, 2006	/s/ DAVID B. BURRITT	Vice President and
	(David B. Burritt)	Chief Financial Officer
June 19, 2006	/s/ BRADLEY M. HALVERSON	Controller and
	(Bradley M. Halverson)	Chief Accounting Officer
June 19, 2006	/s/ W. FRANK BLOUNT	Director
(W. Frank Blount)
June 19, 2006	/s/ JOHN R. BRAZIL	Director
(John R. Brazil)
June 19, 2006	/s/ JOHN T. DILLON	Director
(John T. Dillon)

June 19, 2006	/s/ EUGENE V. FIFE	Director
(Eugene V. Fife)
June 19, 2006	/s/ GAIL D. FOSLER	Director
(Gail D. Fosler)
June 19, 2006	/s/ JUAN GALLARDO	Director
(Juan Gallardo)
June 19, 2006	/s/ DAVID R. GOODE	Director
(David R. Goode)
June 19, 2006	/s/ PETER A. MAGOWAN	Director
(Peter A. Magowan)
June 19, 2006	/s/ WILLIAM A. OSBORN	Director
(William A. Osborn)
June 19, 2006	/s/ CHARLES D. POWELL	Director
(Charles D. Powell)
June 19, 2006	/s/ EDWARD B. RUST, JR.	Director
(Edward B. Rust, Jr.)
June 19, 2006	/s/ JOSHUA I. SMITH	Director
(Joshua I Smith)

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Bryon Koepke, Securities Counsel for Caterpillar Inc.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Caterpillar Inc.
23.2	Consent of Bryon Koepke (included in exhibit 5.1).